ALLIANCE GROWTH PORTFOLIO

Name of the Underwriters

Goldman Sachs DLJ


Name of Issuer

Goldman Sachs.

Title of Security

Goldman Sachs

Date of First Offering

5/3/99

Amount of Total Offering

$60 million

Unit Price

$53.00

Underwriting Spread or
Commision

$1.35

Rating

N/A

Maturity Date

N/A

Current Yield

N/A

Yield to Maturity

N/A

Subordination Features

N/A


Nature of Political Entity, if any,
including in the case of revenue
bonds, underlying entity supplying
the revenue

N/A

Total Par Value of Bonds Purchased

N/A

Dollar Amount of Purchases

$3,498,000

Number of Shares Purchased

66,000

Years of Continuous Operation

One Hundred Thirty years

% of offering Purchased by Fund

0.11%

% of offering Purchased by
Associated Funds

N/A

% of Funds Total Assets Applied to Purchase

0.17%


Name(s) of Underwriter(s) or Dealer(s) from Whom Purchased

Goldman Sachs.


Is the Adviser, any Sub-adviser or any person
Of which the Adviser or Subadviser is an "affiliated
Person", a Manager or Co-Manager of offering?

Yes

Were Purchases Designated as Group Sales or otherwise allocated to the Adviser, any Subadviser or any person of whom the adviser or Subadviser is an Affiliated person?

No



COMPARABLE SECURITIES

Name of Underwriters

BancBoston
Robert Stephens

Name of Issuer

Knight Trimark Group, Inc.

Title of Security

Knight Trimark Group, Inc.

Date of Prospectus

7/8/99

Amount of Total Offering

$10 million

Unit Price

$14.50

Underwriting Spread or
Commission

$0.54

Rating

N/A

Maturity Date

N/A

Current Yield

N/A

Yield to Maturity

N/A

Nature of Political Entity, if any,
including in the case of revenue
bonds, underlying entity supplying
the revenue

N/A

Total Par Value of Bonds Purchased

N/A

Dollar Amount of Purchases

N/A


Years of Continuous Operation

Greater than three years

% of offering Purchased by Fund

N/A

% of offering Purchased by
Associated Funds

N/A

% of Funds Total Assets Applied to Purchase

N/A


Name(s) of Underwriter(s) or Dealer(s) from Whom Purchased

N/A




Name of Underwriters

Raymond james & Associates

Name of Issuer

Roger MacKenzie Group, Inc.

Title of Security

Roger MacKenzie Group, Inc.
Date of Prospectus

5/4/99

Amount of Total Offering

$3 million

Unit Price

$25.00

Underwriting Spread or
Commission

$1.05

Rating

N/A

Maturity Date

N/A

Current Yield

N/A

Yield to Maturity

N/A

Nature of Political Entity, if any,
including in the case of revenue
bonds, underlying entity supplying
the revenue

N/A

Total Par Value of Bonds Purchased

N/A

Dollar Amount of Purchases

N/A


Years of Continuous Operation

Two and one half years

% of offering Purchased by Fund

N/A

% of offering Purchased by
Associated Funds

N/A

% of Funds Total Assets Applied to Purchase

N/A


Name(s) of Underwriter(s) or Dealer(s) from Whom Purchased



Name of Underwriters

Legg Mason Wood Walke, Inc.

Name of Issuer

Legg Mason, Inc.

Title of Security

Legg Mason, Inc.

Date of Prospectus

6/17/98

Amount of Total Offering

$573,100

Unit Price

$55.75

Underwriting Spread or
Commission

$1.50

Rating

N/A

Maturity Date

N/A

Current Yield

N/A

Yield to Maturity

N/A

Nature of Political Entity, if any,
including in the case of revenue
bonds, underlying entity supplying
the revenue

N/A

Total Par Value of Bonds Purchased

N/A

Dollar Amount of Purchases

N/A


Years of Continuous Operation

100 years

% of offering Purchased by Fund

N/A

% of offering Purchased by
Associated Funds

N/A

% of Funds Total Assets Applied to Purchase

N/A


Name(s) of Underwriter(s) or Dealer(s) from Whom Purchased

N/A